UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

I-80 GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	Not Applicable
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

5190 Neil Road, Suite 460
 Reno, Nevada, United States 89502
 (Address of principal executive offices) (ZIP Code)

Registrant’s Telephone Number, Including Area Code: (775) 525-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2023, i-80 Gold Corp. (the "Company") and the TSX Trust Company (the "Trustee") entered into a convertible debenture indenture (the "Indenture") pursuant to which, the Company issued USD$65,000,000 aggregate principal amount of secured convertible debentures (the "Debentures"). The Indenture provided that the Debentures would bear interest at a fixed rate of 8.00% per annum and mature on February 27, 2027. Additionally, outstanding amounts under the Debentures would be convertible into common shares of the Company at any time prior to maturity at the option of the applicable respective lender (a) in the case of outstanding principal, USD$3.38 per common share, and (b) in the case of accrued and unpaid interest, subject to approval by the Toronto Stock Exchange ("TSX"), at the market price of the common shares at the time of the conversion of such interest.

As previously disclosed on a Form 8-K filed with the SEC on January 17, 2025, the Company entered into a settlement agreement, pursuant to which it was required to propose three separate amendments to the terms of its Debentures. On February 28, 2025, the Company and the Trustee entered into a First Supplemental Indenture to a Convertible Debenture Indenture (the "Supplemental Indenture") pursuant to which, the Company approved, among other things, the following material amendments to the terms of the Debentures.

The first amendment involves, changing the conversion price applicable to noteholders' conversion of outstanding and accrued interest on the Debentures to equal the volume weighted average price of the Company's common shares on the TSX during the five trading days immediately preceding the date the Debenture holders make such election, less a discount of 15% converted into US dollars. Additionally, corresponding changes were made to the provisions relating to the right of the Company to elect to convert the interest payable under the Debentures into common shares, including updating the conversion price to reflect a 15% discount to market price.

The Debentures are currently secured by the Company's McCoy-Cove project. The second amendment removes the Company's right to grant security on a pari-passu basis against the Company's McCoy-Cove Project, leaving Debenture holders as senior secured on the McCoy-Cove project with any additional debt subordinated.

The third amendment provides for a new redemption right of the Debentures, allowing the Company to redeem the Debentures for cash at its election at a 104% premium of the outstanding principal, along with accrued interest up to the redemption date. This amendment provides the Company with greater flexibility as it works towards the execution of its recapitalization plan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures in Item 1.01 of this Form 8-K regarding the amendments to the terms of the Debentures are hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On February 28, 2024, the Company sold 997,871 shares of its common stock at a purchase price of C$0.80 per share to certain directors and officers of the Company in a private placement exempt from registration under Section 4(a)(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Company received proceeds of approximately C$798,297.00.

Item 7.01 Regulation FD Disclosure

Designated Press Releases

On February 28, 2025, the Company issued a press release announcing the completion of certain amendments to its USD$65 million convertible debenture dated February 22, 2023 and the closing of the private placement with certain insiders of the Company, undertaken concurrently with the previously announced prospectus offering of common shares which closed on January 31, 2025, a copy of which is attached hereto as Exhibit 99.1.

On March 5, 2025, the Company issued a press release announcing the results of the preliminary economic assessment for the Granite Creek Underground Project, Nevada, a copy of which is attached hereto as Exhibit 99.2.

On March 6, 2025, the Company issued a press release announcing the results of the preliminary economic assessment for the Granite Creek Open Pit Project, Nevada, a copy of which is attached hereto as Exhibit 99.3.

The information contained in the press releases attached hereto and the Investor Day presentation referenced below is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibits 99.1, 99.2, 99.3 shall be deemed to be incorporated by reference into the Company's registration statement on Form F-10 (File Number 333-279567).

Investor Day Presentation

On March 6, 2025, the Company issued an Investor Day presentation, which investors can find on its website www.i80gold.com/investors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 28, 2025 with respect to the Steps in Support of the Company's Recapitalization Plan.

99.2	Press Release dated March 5, 2025 with respect to the Preliminary Economic Assessment on the Granite Creek Underground Project, Nevada.

99.3	Press Release dated March 6, 2025 with respect to the Preliminary Economic Assessment on the Granite Creek Open Pit Project, Nevada.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer